SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – December 18, 2003
(Date of Earliest Event Reported)

GUILFORD MILLS, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 000-50025

Delaware	13-1995928

(State of Incorporation)	(I.R.S. Employer Identification No.)

6001 West Market Street, Greensboro, N.C	27409

(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (336) 316-4000

Item 2. Acquisition or Disposition of Assets

          Until the first quarter of the 2004 fiscal year, Guilford Mills, Inc. (the “Company”) maintained Automotive and Apparel segment operations in Mexico City, Mexico through certain majority owned Mexican subsidiaries (such companies collectively, the “American Textil Group”). On December 18, 2003, the Company sold all of its capital stock in the American Textil Group to Textiles Zana, S.A. de C.V. (“AT Acquisition”), a company controlled by Gabriel Nabielsky, the general manager of the American Textil Group (the “General Manager”), and by Dr. Jacobo Zaidenweber who had been a minority stockholder of a certain American Textil Group company (the “Minority Stockholder”) (the General Manager and the Minority Stockholder collectively referred to as the “Principals”). The terms of such transaction were determined through extensive arm’s length negotiations among the parties. The consideration for the sale of the American Textil Group capital stock consisted of the execution and delivery of certain agreements among the parties, including supply and non-competition agreements as described below, and the release by the Principals of certain claims each had against the Company, including a release (i) by the Minority Stockholder of a claim against the Company arising from his fiscal 2003 exercise of a put right relating to his previously held minority interest in a predecessor to one of the American Textil Group companies and (ii) by the General Manager of claims to certain benefits under Company sponsored employee benefit plans. As part of the American Textil Group sale, the Company purchased from an American Textil Group company certain Automotive segment accounts receivable, with full recourse against the American Textil Group, and certain Automotive segment inventory. Simultaneously with the closing of the sale of the American Textil Group, the Company entered into a supply agreement with the American Textil Group, pursuant to which (i) the Company or one of its subsidiaries will become the vendor of record for virtually all Mexican Automotive segment programs which the American Textil Group had supplied prior to the sale of the American Textil Group and (ii) an American Textil Group company will supply the Company or one of its subsidiaries with certain fabrics to service such programs. Also in connection with the closing of the sale of the American Textil Group, the parties entered into a non-competition agreement pursuant to which the American Textil Group, AT Acquisition and the Principals, on the one hand, and the Company, on the other hand, agreed to refrain from competing with one another in certain Apparel markets for a period of up to two years; the non-competition agreement also prohibits the American Textil Group, AT Acquisition and the Principals from competing with the Company in the Automotive segment anywhere in the world for at least a one year period.

Safe Harbor-Forward-Looking Statements

          From time to time, the Company may publish forward-looking statements relative to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “plan,” “forecast,” “budget,” “goal” or other words that convey the uncertainty of future events or outcomes.

          Various statements contained in this report, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements speak only as of the date of this report; the Company disclaims any obligation to update these statements and cautions against any undue reliance on them. These forward-looking statements are based on current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control.

          Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include:

•  general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns

•  the overall level of automotive production and the production of specific car models

•  information and technological advances

•  cost and availability of raw materials, labor and natural and other resources

•  domestic and foreign competition

•  changes in purchasing practices of automotive customers, including price pressures and sourcing of products in Asia

•  domestic and foreign governmental regulations and trade policies

•  reliance on major customers and suppliers

•  inability to successfully effect any necessary restructuring while preserving customer relationships

•  inability to maintain sufficient liquidity to finance the Company’s operations

Item 7. Financial Statements and Exhibits

(a)	None.

(b)	Pro forma financial information. The pro forma financial information required by this item is set forth at pages F-1 to F-4.

(c)	Exhibits.

Exhibit No	Exhibit Description

(2)	Purchase Agreement, dated December 17, 2003, by and among Textiles Zana, S.A. de C.V., American Textil, S.A. de C.V., Servicios Corporativos Ambar, S.A. de C.V. and Guilford Mills, Inc.

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SIGNATURES

          Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2004
GUILFORD MILLS, INC
	By:	/s/ David H. Taylor David H. Taylor Chief Financial Officer

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UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

           The following unaudited pro forma consolidated financial information presents pro forma information for the Company giving effect to the sale of the capital stock of the American Textil Group, which sale closed on December 18, 2003 (the “Transaction”). The pro forma consolidated financial information is based upon the historical consolidated financial statements of Guilford Mills, Inc. for the period presented. The pro forma information is presented as of September 28, 2003 for balance sheet purposes and for the year ended September 28, 2003 for statement of operations purposes.

          The pro forma consolidated balance sheet as of September 28, 2003 has been presented as if the Transaction had occurred on September 28, 2003. The pro forma consolidated statement of operations for the fiscal year ended September 28, 2003 has been presented as if the Transaction had occurred at the beginning of the period.

          As set forth in item 2 above, pursuant to the terms of a supply agreement entered into as part of the Transaction, the Company or its subsidiary will purchase fabric from the American Textil Group and resell such fabric to automotive customers in Mexico (“Mexican Customers”). Prior to the Transaction, the American Textil Group had sold fabric directly to the Mexican Customers and such sales had been included in the Company’s results of operations. Also under the supply agreement, the Company will manufacture in its domestic facilities certain fabric for sale to Mexican Customers, fabric which prior to the Transaction had been manufactured and sold directly by the American Textil Group to Mexican Customers; such sales by the American Textil Group had likewise been included in the Company’s results of operations. The Company does not believe that including the potential effects of the supply agreement in the attached pro forma financial statements would be meaningful to a reader of such statements because of the difficulty associated with estimating the pro forma impact of such agreement on the Company’s historical results. Therefore, the Company has not included in the attached pro forma financial statements any effect of the supply agreement. A reader of the attached pro forma financial statements should be mindful that in the future the Company expects to derive a material amount of revenue from sales to Mexican Customers.

          The pro forma consolidated financial statements have been prepared by Guilford Mills, Inc. and all calculations have been made by the Company based upon assumptions considered appropriate.

          The pro forma consolidated financial information is unaudited, is presented for information purposes only and does not necessarily indicate what actual results of operations would have been had the Transaction occurred on the date indicated, or what the future operating results or financial position of Guilford Mills, Inc. may be.

Guilford Mills, Inc.
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
September 28, 2003
(In thousands)

		Disposition
	As Reported	Adjustments	Pro Forma
	(a)	(b)

Assets
Cash and cash equivalents	$39,151	$—	$39,151
Receivables, net	59,083	—	59,083
Inventories	51,353	—	51,353
Assets held for sale	18,620	(18,620)	—
Other current assets	5,473	—	5,473

Total current assets	173,680	(18,620)	155,060
Property, net	98,203	—	98,203
Altamira trust notes	20,800	—	20,800
Other assets	11,005	—	11,005

Total assets	$303,688	$(18,620)	$285,068

Liabilities
Current maturities of long-term debt	$319	$—	$319
Accounts payable	21,190	—	21,190
Liabilities held for sale	18,620	(18,620)	—
Other current liabilities	18,568	—	18,568

Total current liabilities	58,697	(18,620)	40,077

Long-term debt	135,000	—	135,000
Altamira trust notes	20,800	—	20,800
Other liabilities	39,576	—	39,576

Total long-term liabilities	195,376	—	195,376

Stockholders’ Investment
Common stock, including capital in excess of par	56,381	—	56,381
Accumulated deficit	(8,606)	—	(8,606)
Unamortized stock compensation	(430)	—	(430)
Accumulated other comprehensive income	2,270	—	2,270

Total stockholders’ investment	49,615	—	49,615

Total liabilities and stockholders’ investment	$303,688	$(18,620)	$285,068

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Guilford Mills, Inc.
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
For the Fiscal Year ended September 28, 2003
(In thousands except per share data)

		Disposition
	As reported	Adjustments	Pro Forma
	(a)	(c)

Net sales	$445,971	$(39,615)	$406,356
Cost of goods sold	378,665	(39,791)	338,874

Gross profit	67,306	176	67,482
Selling and administrative	43,665	(4,810)	38,855
Reorganization costs	1,326	—	1,326
Restructuring and impaired asset charges	16,599	(16,370)	229

Operating income	5,716	21,356	27,072
Interest expense	15,612	(710)	14,902
Other income, net	(120)	(1,033)	(1,153)

Income (loss) before income taxes	(9,776)	23,099	13,323
Income taxes	(1,170)	2,426	1,256

Net income (loss)	$(8,606)	$20,673	$12,067

Net income (loss) per share
Basic	$(1.56)		$2.19
Diluted	$(1.56)		$2.18

Shares used in calculation of earnings per share:
Basic	5,501		5,501
Diluted	5,501		5,540

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Guilford Mills, Inc.
Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

(a)	Reflects the historical financial position and results of operations of Guilford Mills, Inc. as reported in the Form 10-K for the fiscal year ended September 28, 2003 filed with the SEC on December 29, 2003.

(b)	To record the removal of the American Textil Group assets and liabilities as a result of the sale.

(c)	To record the removal of the American Textil Group results from the statement of operations.

The Company’s pro forma condensed balance sheet and condensed statement of operations do not reflect any adjustments for the effects of a supply agreement entered into contemporaneously with the sale of the capital stock of the American Textil Group.

F-4